Exhibit 5.1

Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001-4956 T +1 202 662 6000
BEIJING BRUSSELS DUBAI FRANKFURT JOHANNESBURG LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SEOUL SHANGHAI WASHINGTON

November 20, 2020

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, Pennsylvania 18195

Ladies and Gentlemen:

We have acted as counsel to Air Products and Chemicals, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (such registration statement is herein referred to as the “Registration Statement”), of an indeterminate amount of one or more of the following securities (collectively, the “Securities”), which the Company may issue from time to time under the Registration Statement: (i) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), which may include shares of Common Stock issuable upon the exercise, conversion or exchange of the other Securities included in the Registration Statement, (ii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), which may include shares of Preferred Stock issuable upon the exercise, conversion or exchange of the Debt Securities and Warrants (as defined herein) included in the Registration Statement, (iii) one or more series of unsecured debt securities (the “Debt Securities”) to be issued under the Indenture, dated as of April 30, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented from time to time (the “Indenture”), (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, the terms of which will be determined by the board of directors of the Company prior to the issuance thereof, (v) depositary shares, representing a fractional interest in shares of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”) and (vi) units comprised of one or more of foregoing securities (the “Units”).

We have reviewed the Indenture and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed further that any Securities that are issued and delivered, and the issuance thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or otherwise.

We have also assumed that the Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that any supplements to the Indenture, warrant agreement, deposit agreement, and unit agreement, as applicable (collectively, the “Documents”), will be governed by and construed in accordance with the laws of the State of New York. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

Air Products and Chemicals, Inc.

November 20, 2020

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that when, as and if:

1.    With respect to shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize the issuance and sale of shares of Common Stock and fix or otherwise determine the consideration to be received for such shares and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained and (iv) the shares of Common Stock with consideration so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of such shares and the plan of distribution, then, upon the happening of such events, such shares of Common Stock (including any shares of Common Stock to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will be duly authorized and validly issued and will be fully paid and non-assessable.

2.    With respect to shares of any series of Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, such series of Preferred Stock and to authorize the issuance and sale of shares of such series of Preferred Stock and fix or otherwise determine the consideration to be received for such shares and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware in accordance with applicable law and (v) the shares of Preferred Stock with terms so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of such shares and plan of distribution, then, upon the happening of such events, such shares of Preferred Stock (including any shares of Preferred Stock to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will be duly authorized and validly issued and will be fully paid and non-assessable.

3.    With respect to Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) any necessary supplements to the Indenture have been duly executed and delivered on behalf of the Company and the trustee, (iii) all

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November 20, 2020

necessary corporate action has been taken by the Company to authorize, execute and deliver any necessary indenture supplement and to authorize the form, terms, execution and delivery of any Debt Securities, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, (v) any shares of Common Stock or Preferred Stock issuable upon the conversion or exchange of such Debt Securities, as applicable, have been duly and validly authorized and reserved for issuance and sale and (vi) such Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the Indenture or any applicable indenture supplement, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of the Debt Securities and plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.    With respect to Warrants: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for such Warrants and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon the exercise of such Warrants, as applicable, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale and (v) such Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of such shares and plan of distribution, then, upon the happening of such events, such Warrants (including any Warrants to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.    With respect to Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a deposit agreement and to authorize the form, terms, execution and delivery of the Depositary Shares and to fix or otherwise determine the consideration to be received for the Depositary Shares and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale, and (v) the depositary receipts evidencing the Depositary Shares have been duly executed and

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November 20, 2020

delivered by the depositary in accordance with the applicable deposit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of such Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.    With respect to Units: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and to fix or otherwise determine the consideration to be received for the Units and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, (iv) any shares of Common Stock or Preferred Stock, or any Debt Securities, Warrants or Depositary Shares to be issued pursuant to such Units have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale, and (v) the Units and the other registered securities underlying the Units have been duly executed and delivered by the Company against payment therefor in accordance with any applicable unit agreement, in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bar of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Covington & Burling LLP